UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 27, 2026, Central Garden & Pet Company (the “Company”) announced that it has entered into a Sale and Purchase Agreement (the “Purchase Agreement”) to acquire approximately 80% of the outstanding shares of TRIXIE Heimtierbedarf GmbH & Co. KG, a German limited partnership (“TRIXIE”) together with certain related entities. TRIXIE is the leading European pet supplies and pet snacks company and headquartered in Tarp, Germany. The Company’s press release regarding its proposed acquisition of TRIXIE is attached as Exhibit 99.1 to this Form 8-K.

Under the terms of the Purchase Agreement, the Company will pay a total consideration of up to €400 million, with an upfront consideration of approximately €340 million paid in cash at closing and an earn-out potential of up to €60.0 million based on 2026 performance, each subject to certain adjustments. Certain shareholders of TRIXIE will retain approximately 20% of the shares of TRIXIE (the “Continuing Shareholders”). At future dates over at least three years, the Continuing Shareholders will have the right to require the Company to purchase their shares, and, if those rights are not exercised after three years, the Company will have a corresponding right to purchase those shares from the Continuing Shareholders.

The consummation of the Company’s acquisition of TRIXIE is subject to regulatory approval and other customary closing conditions. The acquisition is expected to close in the first half of the Company’s fiscal year ending September 25, 2027.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated July 27, 2026.

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Apur Patel
Apur Patel
Chief Legal Officer and Secretary

Dated: July 27, 2026

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